Exhibit 10.4

AMENDMENT NO. 1 TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Executive Employment Agreement (this “Amendment”) for Gerry Wang effective as of the 1st day of January, 2009. The capitalized terms used herein shall have the meanings ascribed thereto in the Employment Agreement (as defined below).

BETWEEN:

SEASPAN SHIP MANAGEMENT LTD.

AND:

GERRY WANG

WHEREAS:

A.	Gerry Wang (the “Executive”) has been employed by Seaspan Ship Management Ltd. (the “Company”) since 2000 and is presently its Chief Executive Officer (“CEO”).

B.	On August 8, 2005, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with the Executive, pursuant to which the Executive agreed to continue to serve as the CEO of the Company and to serve as CEO of Seaspan Corporation (“SC”).

C.	The Company and the Executive would like to amend the Employment Agreement as follows.

NOW, THEREFORE, in consideration of the terms and conditions set forth below and acting pursuant to Section 9.6 of the Employment Agreement, the Company and the Executive hereby agrees as follows:

1)	The definitions of the terms “Initial Term” and “Renewal Date” in Section 1.1 are hereby amended and restated in their entirety as follows:

“Initial Term” means the period beginning on the Effective Date and ending on December 31, 2013.

“Renewal Date” means December 31, 2013 and December 31 of each succeeding year.

2)	Section 3.1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

1

3.1. Initial Term

The initial term of this Agreement will be from the Effective Date to December 31, 2013 (the “Initial Term”). On December 31, 2013 and on December 31 of each succeeding year, this Agreement will automatically renew and extend for a period of twelve (12) months from the Renewal Date, unless written notice of non-renewal is delivered from one party to the other during the period beginning two hundred ten (210) days prior to the Renewal Date and concluding one hundred eighty (180) days prior to such Renewal Date. If such written notice of non-renewal is delivered from one party to the other, the employment of the Executive will terminate on December 31 of the year in which such notice is delivered.

3)	Governing Law. This Amendment and its application and interpretation will be governed exclusively by the laws of British Columbia and the laws of Canada applicable in British Columbia.

4)	Ratification. In all other respects, the Employment Agreement is hereby ratified and confirmed and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as the date set forth above.

SEASPAN SHIP MANAGEMENT LTD.

Per:	/s/ Sai W. Chu	/s/ Gerry Wang
	Authorized Signatory	GERRY WANG

SIGNATURE PAGE

AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT

FOR

GERRY WANG